UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2012

DIONICS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-08161

Delaware	11-2166744
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

65 Rushmore Street
Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (516) 997-7474

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On January 30, 2012, Dionics, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shangrao Bai Hua Zhou Industrial Co., Ltd., a company incorporated in the People’s Republic of China (the “Shangrao”), and the sole shareholder of Shangrao (the “Shangrao Shareholder”).  Pursuant to the Exchange Agreement, at closing the Company will acquire 100% of the issued and outstanding shares of Shangrao from the Shangrao Shareholder in exchange for the issuance of an aggregate of 20,000,000 shares of the common stock and 50,000 shares of the preferred stock of the Company convertible into 467,250,000  shares of the common stock, or convertible into such other number of shares of the common stock so that the Shangrao Shareholder will upon conversion of the Company preferred stock, together with the shares of common stock to be delivered pursuant to the Exchange Agreement, hold 95.0% of the total shares of common stock of the Company to be outstanding upon closing of the Exchange Agreement.

Shangrao is primarily engaged in the business of landscaping and industrial agriculture in China.  Shangrao’s scope of business focuses on landscape engineering, high grade bonsai production and sale, high grade nursery stock sale, and the entire industry chain of flower planting, breeding, and sale.

Prior to the closing, the ownership and control of Shangrao is expected to be changed to an appropriate structure which will include the establishment of a wholly foreign owned enterprise (“WFOE”) which will enter into a series of agreements pursuant to which the WFOE will control the business and operations of Shangrao and have the right to acquire all of the capital stock or assets of Shangrao.  In accordance with the Exchange Agreement, Shangrao has agreed to loan the Company the sum of $200,000 (the “Loan”) which will be due one year from the date of the Loan.  The Exchange Agreement also provides that the Company shall transfer and assign to an entity (the “Acquisition Entity”) created by Bernard Kravitz, the Company’s President, all of the current assets of the Company and the Acquisition Entity shall assume all of the liabilities of the Company, including but not limited to the Loan.  In addition, prior to the closing, the Exchange Agreement provides that Bernard Kravitz shall convert his demand notes owing from the Company (which as of the date of the Exchange Agreement are in the aggregate principal amount of $104,000) into 2,000,000 shares of the common stock of the Company and agree to terminate the Put Agreement entered into on October 30, 2009 and release the Company from any obligations thereunder.  Under the Put Agreement, Kravitz had been given an option to put a maximum of 1,000,000 shares at a price equal to the then current market price multiplied by .80, with a minimum purchase price per share of $0.30 and a maximum purchase price per share of $0.80.

The closing is subject to a number of conditions including but not limited to the delivery by Shangrao of two-year audited and other financial statements of Shangrao, the accuracy at closing of the representations made by the parties in the Exchange Agreement, and the performance and compliance by the parties with each covenant and condition contained in the Exchange Agreement.  In the event closing does not occur within 90 days, the Exchange Agreement may be terminated by either party.

Other than in respect of the Exchange Agreement, there is no material relationship between the Company and its affiliates and Shangrao.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Share Exchange Agreement dated as of January 30, 2012 among Dionics, Inc., Shangrao Bai Hua Zhou Industrial Co., Ltd., and the shareholder of Shangrao Bai Hua Zhou Industrial Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONICS, INC.

(Registrant)

Dated: February 3, 2012

By:

/s/ Bernard L. Kravitz

Name:

Bernard L. Kravitz

Title:

President

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